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                                                                       EXHIBIT 6

[John Hancock Mutual Life Insurance Company Letterhead]


                                         April 21, 1997


Board of Directors
John Hancock Mutual Life Insurance Company

Members of the Board:

This opinion is furnished in connection with this Post Effective Amendment to the Registration Statement on Form S-6 (File No. 33-63842) by John Hancock Mutual Life Insurance Company (JHMLICO) under the Securities Act of 1933, as amended, with respect to the scheduled premium variable life insurance policy under which amounts will be allocated by JHMLICO to one or more of the subaccounts of John Hancock Mutual Life Insurance Account UV ("Account"). The scheduled premium policy is described in the prospectuses included in the amended Registration Statement.

The policy form was prepared under my direction, and I am familiar with the Registration Statement and exhibits thereto. In my opinion, the illustrations of death benefit, surrender value, and accumulated premiums shown in the appendix of the scheduled premium prospectuses included in the Registration Statement, based on the assumptions stated in the illustrations, are consistent with the provisions of the policy. The rate structure of the policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a policy for a standard risk nonsmoker male age 25 or a standard risk nonsmoker male age 40, than to prospective purchasers of policies for a male at other ages or in another risk classification or for a female.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name relating to actuarial matters under the heading "Experts" in the prospectuses contained in the Registration Statement.



                              /s/ Randi M. Sterrn
                              ----------------------------
                              Randi M. Sterrn, FSA
                              Senior Associate Actuary